SCHEDULE 14C INFORMATION

             INFORMATION STATEMENT PURSUANT TO SECTION 14(C) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


Check the appropriate box:

  |X|    Preliminary information statement.          |_|  Confidential, for use of the Commissioner
  |_|    Definitive information statement.                only (as permitted by Rule 14c-5(d)(2))



                           WILSHIRE MUTUAL FUNDS, INC.
                           ---------------------------
                (Name of Registrant as Specified in Its Charter)


Payment of Filing Fee (Check the appropriate box):

         |X| No fee required.

         |_| Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

                  (1) Title of each class of securities to which transaction applies: N/A

                  (2) Aggregate number of securities to which transaction applies: N/A

                  (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined): N/A

                  (4) Proposed maximum aggregate value of transaction: N/A

                  (5) Total fee paid: $0

         |_| Fee paid previously with preliminary materials. N/A

         |_| Check box if any part of the fee is offset as provided by Exchange
             Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

                  (1)   Amount Previously Paid: N/A

                  (2)   Form, Schedule or Registration Statement No.:  N/A

                  (3)   Filing Party:  N/A

                  (4)   Date Filed:  N/A

                IMPORTANT NEWS ABOUT WILSHIRE MUTUAL FUNDS, INC.






July 30, 2005


Dear Stockholders of the Large Company Growth Portfolio:


Wilshire Mutual Funds, Inc. (the "Company") has appointed Delaware Management Company as an additional sub-adviser to the Large Company Growth Portfolio effective May 2, 2005, in place of Transamerica Investment Management, LLC.

Los Angeles Capital Management and Equity Research, Inc. and Goldman Sachs Asset Management continue as sub-advisers to portions of the Large Company Growth Portfolio. Wilshire Associates Incorporated, the Company's investment adviser, continues to oversee the sub-advisers.

The next few pages of this package feature more information about the new sub-adviser, including its investment processes and styles. Please take a few moments to read them and call us at 1-888-200-6796 if you have any questions.

On behalf of the Board of Directors, I thank you for your continued investment in Wilshire Mutual Funds.

Sincerely,



Lawrence E. Davanzo

President

                           WILSHIRE MUTUAL FUNDS, INC.


                              INFORMATION STATEMENT


                             TO STOCKHOLDERS OF THE

                         LARGE COMPANY GROWTH PORTFOLIO


This document is an Information Statement and is being furnished to stockholders of the Large Company Growth Portfolio (the "Portfolio"), a series of Wilshire Mutual Funds, Inc. (the "Company"), in lieu of a proxy statement pursuant to the terms of an exemptive order issued by the Securities and Exchange Commission (the "SEC"). Wilshire Associates Incorporated ("Wilshire") serves as the investment adviser for the Company. The exemptive order permits Wilshire and the Board of Directors of the Company (the "Board") to employ additional sub-advisers, terminate sub-advisers, and modify sub-advisory agreements without prior approval of the Company's stockholders.

Under the SEC order, if Wilshire and the Board retain a new sub-adviser or materially change an existing sub-advisory agreement between Wilshire and a sub-adviser, Wilshire is required to provide an Information Statement to stockholders of the affected portfolios of the Company explaining any changes and disclosing the aggregate fees paid to the sub-advisers as a result of those changes. The Board reviews the sub-advisory agreements annually.

This Information Statement is being mailed on or about July 30, 2005 to the stockholders of the Portfolio of record as of June 30, 2005 (the "Record Date"). The Portfolio will bear the expenses incurred in connection with preparing this Information Statement. As of the Record Date, 17,289,178.118 shares of the Portfolio were issued and outstanding. Information on stockholders who owned beneficially more than 5% of the shares of the Portfolio as of the Record Date is set forth in Appendix A. To the knowledge of Wilshire, the executive officers and directors of the Company as a group owned less than 1% of the outstanding shares of the Portfolio and of the Company as of the Record Date.



             WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED
                            NOT TO SEND US A PROXY.

APPOINTMENT OF DELAWARE MANAGEMENT COMPANY AS A SUB-ADVISER TO THE PORTFOLIO

On April 27, 2005, the Board approved Delaware Management Company, a series of Delaware Management Business Trust ("Delaware"), to replace Transamerica Investment Management, LLC ("TIM") as a sub-adviser to a portion of the Large Company Growth Portfolio. The Board approved the replacement of TIM as a result of the resignation from TIM of the portfolio management team previously responsible for management of TIM's portion of the Portfolio and the subsequent employment of the team by Delaware. Delaware joins Los Angeles Capital Management and Equity Research, Inc. ("LA Capital") and Goldman Sachs Asset Management ("GSAM"), the current sub-advisers of the Large Company Growth Portfolio, which continue to provide sub-advisory services with respect to portions of the Portfolio. Wilshire continues to oversee all of the sub-advisers to all of the series of the Company. Wilshire entered into a sub-advisory agreement with Delaware (the "Agreement") effective May 2, 2005, to manage a portion of the Large Company Growth Portfolio, subject to the supervision of Wilshire and the Company's Board of Directors.

No officers or Directors of the Company are officers, employees, directors, general partners or shareholders of Delaware. In addition, since January 1, 2004, the beginning of the Company's last fiscal year, no Director of the Company has had, directly or indirectly, a material interest, material transaction or material proposed transaction to which Delaware, any of its parents or subsidiaries or any subsidiaries of a parent of any such entities was or is to be a party. [CONFIRM THIS PARAGRAPH.]

At its April 27, 2005 meeting, in connection with its review of Wilshire's proposed sub-advisory agreement with Delaware (the "Agreement"), the Board evaluated information provided by Wilshire and Delaware in accordance with
Section 15(c) of the Investment Company Act of 1940, as amended (the "1940 Act"). In reviewing the Agreement, the Board noted that the large cap growth portfolio management team which had previously managed TIM's portion of the Large Company Growth Portfolio had joined Delaware, and that the same personnel would continue to manage that portion of the Portfolio on behalf of Delaware. The Board reviewed the favorable past performance record of the large cap growth portfolio management team while it had been employed by TIM, noting that TIM's large cap growth product had outperformed the Russell 1000 Growth Index every calendar year from 1997 through 2004 and that TIM's portion of the Portfolio, which TIM began managing on September 30, 2004, had outperformed the Index for the last quarter in 2004.

The Board also considered information regarding Delaware's investment management experience, personnel, clients, assets under management, brokerage and soft dollar practices, regulatory compliance procedures, investment philosophies and processes, and the overall high quality and depth of its organization. In addition, it reviewed Delaware's financial statements and observed that Delaware's resources were adequate to support the investment management operations of the large cap growth portfolio management team. Because of the relatively small current asset size of the Large Company Growth Portfolio ($548,669,233 as of June 30, 2005), the Board did not believe Wilshire or Delaware would realize any economies of scale in the near future in acting as investment adviser or sub-adviser, respectively, to the Portfolio.

The Board also considered the sub-advisory fees to be paid by Wilshire to Delaware with respect to the Portfolio, which were the same as the fees paid by Wilshire to TIM. The Directors observed that the fees paid to Delaware with respect to the Portfolio were significantly less than the fees charged by Delaware to its separate accounts with large cap growth mandates, as well as the fees charged by Delaware's affiliate to its proprietary domestic equity mutual funds and other funds for which Delaware's affiliate serves as investment adviser.

Based on its review, the Board of Directors as a whole, and the Directors who are not "interested persons" of the Company as defined in the 1940 Act (the "Independent Directors") separately, determined that the fees under the Agreement were fair and reasonable for the services to be provided by Delaware to the Portfolio and that it would be in the best interest of the Portfolio and its stockholders for Wilshire to enter into the Agreement. In deciding to approve the Agreement, the Board did not identify a single factor as controlling, but concluded that each of the various factors referred to above favored approval.

DELAWARE

Delaware is located at One Commerce Square, Philadelphia, PA 19103, and as of ________, 2005, Delaware and its affiliates managed approximately [$90] billion in assets. Day to day management of Delaware's portion of the Large Company Growth Portfolio is the responsibility of portfolio managers Jeffery S. Van Harte, CFA, Christopher J. Bonavico, CFA, Daniel J. Prislin, CFA, Christopher M. Ericksen, CFA and Patrick G. Fortier, CFA, each of whom joined Delaware in April, 2005. Prior to joining Delaware, each portfolio manager was a principal and portfolio manager at TIM.

     o Mr. Van Harte is Chief Investment Officer for Delaware. Prior to this, he was Executive Vice President and Head of Equity Investments at TIM, where he was the Lead Manager for the Transamerica Premier Equity Fund and managed sub-advised funds and institutional separate accounts in TIM's large growth discipline. Prior to portfolio management responsibilities at TIM, Mr. Van Harte was a securities analyst and trader for Transamerica Investment Services, which he joined in 1980. He has 25 years of investment experience.

     o Messrs. Bonavico and Prislin are Senior Portfolio Manager/Analysts for Delaware. Prior to joining Delaware, they had been at TIM since 1993 and 1998, respectively. Before joining TIM, Mr. Bonavico was a research analyst for Salomon Brothers, and Mr. Prislin was an assistant portfolio manager with Franklin Templeton. Messrs. Bonavico and Prislin have 17 years and ten years of investment experience, respectively.

     o Messrs. Ericksen and Fortier are Portfolio Manager/Analysts for Delaware. Prior to joining Delaware, they had been at TIM since 2004 and 2000, respectively. Before joining TIM, Mr. Ericksen was a Vice President at Goldman Sachs, and Mr. Fortier was an equity research analyst for Olde Equity Research. Messrs. Ericksen and Fortier have 11 years and ten years of investment experience, respectively.

Delaware believes that superior returns can be realized through holding a concentrated portfolio of companies with superior business models and opportunities to generate consistent, long-term growth of intrinsic business value. Fundamental research plays a central role in Delaware's bottom-up investment management process, which emphasizes growth in intrinsic business value rather than accounting earnings. In analyzing potential portfolio holdings, Delaware seeks attractive absolute valuation based on future cash generation, and believes that a long-term investment horizon creates opportunities to exploit under-appreciated change. Delaware's focus on concentrated portfolios may increase the Portfolio's volatility compared to more diversified funds.

Delaware may sell a security when the security's fundamental characteristics change, the issuer experiences an earnings reversal, Delaware believes the security's valuations have exceeded fair value, as measured by Delaware's intrinsic valuation model, or as required by portfolio dynamics (i.e., Delaware finds what it believes to be a better opportunity as a result of its investment process).

AGGREGATE FEES

Wilshire's annual advisory fee for the Large Company Growth Portfolio is 0.75% of the Portfolio's average daily net assets. For the fiscal year ended December 31, 2004, the Company paid Wilshire $4,178,860 in advisory fees for the Large Company Growth Portfolio.

For the fiscal year ended December 31, 2004, the aggregate sub-advisory fees paid by Wilshire to all sub-advisers with respect to the Large Company Growth Portfolio were $___________. These aggregate fees represent 0.__% of the average net assets of the Large Company Growth Portfolio. The replacement of TIM by Delaware as a sub-adviser to the Portfolio will not change the annual aggregate fees paid by Wilshire with respect to the Portfolio.

All sub-advisory fees are paid by Wilshire and not the Portfolio. The fees paid by Wilshire to each sub-adviser, including Delaware, depend on the fee rates negotiated by Wilshire and on the percentage of the Portfolio's assets allocated to the sub-adviser by Wilshire. Because Wilshire pays each sub-adviser's fees out of its own fees received from the Portfolio, there is no "duplication" of advisory fees paid. THERE WILL BE NO INCREASE IN ADVISORY FEES TO THE PORTFOLIO AND ITS STOCKHOLDERS IN CONNECTION WITH THE REPLACEMENT OF TIM BY DELAWARE AS A SUB-ADVISER TO THE PORTFOLIO.

TERMS OF SUB-ADVISORY AGREEMENT

The Agreement will continue in force until March 31, 2006, unless sooner terminated as provided in certain provisions contained in the Agreement. The Agreement will continue in force from year to year thereafter with respect to the Portfolio so long as it is specifically approved for the Portfolio at least annually in the manner required by the 1940 Act.

The Agreement will automatically terminate in the event of its assignment (as defined in the 1940 Act) and may be terminated with respect to the Portfolio at any time without payment of any penalty by Wilshire or Delaware on sixty days prior written notice to the other party. The Agreement may also be terminated with respect to the Portfolio at any time without payment of any penalty by action of the Board or by a vote of a majority of the outstanding voting securities of the Portfolio (as defined by the 1940 Act) on sixty days prior written notice to Delaware by the Company. In addition, the Agreement may be terminated with respect to the Portfolio at any time upon written notice, without payment of any penalty, by Wilshire, the Board, or a vote of a majority of the outstanding voting securities of the Portfolio if Delaware or any of its officers or directors has breached any representation or warranty in the Agreement or has taken any action which results in a material breach of Delaware's covenants under the Agreement. The Agreement will automatically terminate with respect to the Portfolio if the Investment Advisory Agreement between Wilshire and the Company with respect to such Portfolio is terminated, assigned or not renewed.

ADDITIONAL DISCLOSURE REGARDING DELAWARE

DELAWARE. Delaware is located at One Commerce Square, Philadelphia, PA 19103 and is [wholly] owned by Delaware Management Company, Inc., located at __________________, which in turn is ultimately [wholly] owned by Lincoln National Corp., located at __________________.

[DOES DELAWARE TRADE THROUGH AFFILIATED BROKERS?  IF SO, IDENTIFY THE BROKERS.]

The names and principal occupations of the principal executive officers and each director of Delaware, all located at One Commerce Square, Philadelphia, PA 19103, are listed below:

NAME AND POSITION WITH                 PRINCIPAL OCCUPATION/TITLE
DELAWARE
Jude T. Driscoll              Investment Management, President & CEO

John C. E. Campbell           Investment Management, President of Global Institutional Sales

Patrick P. Coyne              Investment Management, EVP, Managing Director Head of Equity Investments

Philip N. Russo               Investment Management, EVP, Chief Financial Officer, Chief Operating Officer

See Yeng Quek                 Investment Management, EVP, Managing Director, Chief Investment Officer Fixed Income
                              Investments
Kevin J. Lucey                Investment Management, EVP, Chief of Sales, Client Services & Marketing

Richelle S. Maestro           Investment Management, EVP, General Counsel/Secretary

Carolyn McIntyre              Investment Management, SVP, Head of Human Resources

Ryan Brist                    Investment Management, EVP, Managing Director Fixed Income

Brian Murray                  Investment Management, SVP, Chief Compliance Officer

The following information was provided by Delaware regarding the [NAME EACH FUND], for which Delaware's affiliate acts as investment adviser or sub-adviser and which have investment objectives similar to that of the Large Company Growth
Portfolio:

     --------------------------------------------------------------
                  FUND           FEE RATE     NET ASSETS AS OF
                                                  _____/05
     --------------------------------------------------------------

     --------------------------------------------------------------

     --------------------------------------------------------------

     --------------------------------------------------------------

[DISCLOSE WHETHER DELAWARE'S AFFILIATE HAS WAIVED, REDUCED, OR OTHERWISE AGREED TO REDUCE ITS COMPENSATION WITH RESPECT TO ANY OF THE AFOREMENTIONED FUNDS.]


                               GENERAL INFORMATION

The principal executive offices of the Company and Wilshire are located at 1299 Ocean Avenue, Suite 700, Santa Monica, CA 90401. The Company's administrator and transfer and dividend disbursing agent is PFPC Inc., 760 Moore Road, King of Prussia, Pennsylvania 19406. The Company's distributor is PPPC Distributors, Inc., located at the same address. The Company's custodian is PFPC Trust Company, located at 8800 Tinicum Boulevard, 3rd Floor, Philadelphia, PA 19153. Counsel to Company and the Independent Directors is Paul, Hastings, Janofsky & Walker LLP, 515 South Flower Street, Los Angeles, California 90071.

THE COMPANY WILL FURNISH, WITHOUT CHARGE, A COPY OF THE MOST RECENT ANNUAL REPORT AND SEMI-ANNUAL REPORT TO STOCKHOLDERS OF THE COMPANY UPON REQUEST. REQUESTS FOR SUCH REPORTS SHOULD BE DIRECTED TO WILSHIRE MUTUAL FUNDS, INC., C/O PFPC INC., P.O. BOX 9807, PROVIDENCE, RHODE ISLAND 02940, OR BY CALLING 1-888-200-6796.

                                   APPENDIX A

           STOCKHOLDERS OWNING BENEFICIALLY OR OF RECORD MORE THAN 5%
                      OF THE LARGE COMPANY GROWTH PORTFOLIO
                             INVESTMENT CLASS SHARES

--------------------------------------------------------------------------------
                                            PERCENTAGE OF SHARES OWNED AS OF
STOCKHOLDER NAME AND ADDRESS                         JUNE 30, 2005
--------------------------------------------------------------------------------
Charles Schwab & Co.                                     69.86%
Attn:  Mutual Funds
Reinvest Account
101 Montgomery Street
San Francisco, CA 94104

--------------------------------------------------------------------------------


           STOCKHOLDERS OWNING BENEFICIALLY OR OF RECORD MORE THAN 5%
                     OF THE LARGE COMPANY GROWTH PORTFOLIO
                           INSTITUTIONAL CLASS SHARES

--------------------------------------------------------------------------------
                                            PERCENTAGE OF SHARES OWNED AS OF
STOCKHOLDER NAME AND ADDRESS                         JUNE 30, 2005
--------------------------------------------------------------------------------
Charles Schwab & Co.                                     26.79%
Attn:  Mutual Funds
Reinvest Account
101 Montgomery Street
San Francisco, CA 94104
--------------------------------------------------------------------------------
Horace Mann Life Insurance Company                       13.63%
1 Horace Mann Plaza
Springfield, IL 62715
--------------------------------------------------------------------------------
State Street Bank Trust                                   5.72%
200 Newport Ave.
North Quincy, MA 02171
--------------------------------------------------------------------------------
Fireco                                                    5.27%
101 N. Broadway Ave, Suite 300
Oklahoma City, OK 73126
--------------------------------------------------------------------------------